Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Caraustar Industries, Inc. and subsidiaries on Form S-3 of our report dated March 11, 2004 relating to the consolidated financial statements of Caraustar Industries, Inc. and subsidiaries as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which was adopted by the Company as of January 1, 2003, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002), appearing in the Annual Report on Form 10-K/A of Caraustar Industries, Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte and Touche LLP

Atlanta, Georgia January 14, 2005